Exhibit 24
FIRSTMERIT CORPORATION

POWER OF ATTORNEY

The undersigned directors and officers of FirstMerit Corporation, an Ohio corporation (the “Corporation”), which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the Corporation's fiscal year ended December 31, 2013 (the "Annual Report"), hereby constitute and appoint Judith A. Steiner, Terrence E. Bichsel and Carlton E. Langer and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Annual Report, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED as of the 25th day of February, 2014.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel
Paul G. Greig	Terrence E. Bichsel
Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Lizabeth Ardisana*	/s/ Robert S. Cubbin*
Lizabeth Ardisana Director	Robert S. Cubbin Director

/s/ Steven H. Baer*	/s/ Gina D. France*
Steven H. Baer Director	Gina D. France Director

/s/ Karen S. Belden*	/s/ Terry L. Haines*
Karen S. Belden Director	Terry L. Haines Director

/s/ R. Cary Blair*	/s/ J. Michael Hochschwender*
R. Cary Blair Director	J. Michael Hochschwender Director

/s/ John C. Blickle*	/s/ Clifford J. Isroff*
John C. Blickle Director	Clifford J. Isroff Director

/s/ Robert W. Briggs*	/s/ Philip A. Lloyd, II*
Robert W. Briggs Director	Philip A. Lloyd, II Director

/s/ Richard Colella*	/s/ Russ M. Strobel*
Richard Colella Director	Russ M. Strobel Director